Exhibit 99.1

Investor Relations:

Christopher Taylor

781-398-2466

Media Relations:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Reports Financial Results for Third Quarter of 2004;

Launch of FACTIVE Tablets Highlights Quarter

- Conference call with senior management scheduled for 9:00 AM ET today -

Waltham, Mass., November 9, 2004 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) today reported financial results for the third quarter ended September 25, 2004. The quarter was highlighted by the September 8, 2004 commercial launch of the Company’s lead product, FACTIVE ® (gemifloxacin mesylate) tablets, FDA-approved for the treatment of acute bacterial exacerbations of chronic bronchitis (AECB) and mild to moderate community-acquired pneumonia (CAP).

“By bringing an important new alternative for the treatment of CAP and AECB to the medical community, our new company attained its most exciting milestone to date,” said Steven M. Rauscher, President and CEO of Oscient Pharmaceuticals. “We celebrate this accomplishment and recognize the dedication and efforts of those individuals in research, clinical development, regulatory and business development who have been a part of gemifloxacin’s history. At Oscient, we look forward to the opportunity ahead, as we seek to build the FACTIVE brand in the years to come.”

As expected, orders for FACTIVE, during the abbreviated period between wholesaler launch and the close of the third quarter, were primarily driven by initial wholesaler and pharmacy stocking. During this period, the Company received orders for FACTIVE totaling $3,457,000, which were recorded as $1,381,000 in product revenue and $2,076,000 in deferred product revenue. In contrast, revenues for the third quarter of 2003 consisted primarily of proceeds from sponsored research alliances totaling $2,870,000. Management noted that financial results for the 2003 and 2004 periods reflect the Company’s successful transition from a research-based focus to a commercial organization.

For the third quarter ended September 25, 2004, the Company reported a net loss of ($24,244,000), or ($0.32) per basic and diluted share. This compares to pre-merger results of a net loss of ($5,812,000), or ($0.22) per basic and diluted share for the third quarter of 2003. Included in the results for the third quarter of 2004 are approximately $3.0 million in non-cash charges, which consist primarily of amortization of intangible assets (included in cost of product revenue) and amortization of stock based compensation, both related to the merger with GeneSoft Pharmaceuticals completed in February 2004. Excluding these charges, the non-GAAP net loss for the third quarter was ($0.28) per share. Cash used in operations for the quarter ended September 25, 2004 was $20.1 million, and the Company’s ending total cash and investments balance was approximately $206 million.

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Management noted that research and development expenses for the third quarter of 2004 increased to $7,439,000 from $6,488,000 in the prior year quarter, primarily reflecting FACTIVE development charges for the initiation of the 5-day CAP trial and the Phase IV post-marketing surveillance trial, and the Clostridium difficile-associated diarrhea (CDAD) clinical trial for Ramoplanin. Selling, general and administrative expenses increased significantly from $1,459,000 in the third quarter of 2003 to $14,238,000 in the third quarter of 2004, reflecting expenses related to the launch of FACTIVE, the hiring of essential marketing and sales management personnel and the addition of 106 initial sales representatives. Management expects continued increased sales and marketing expenditures related to marketing FACTIVE and expanding the Oscient sales force.

For the nine months ended September 25, 2004, the Company reported a net loss of ($60,989,000), or ($0.89) per basic and diluted share, on total revenues of $4,038,000. Included in the 2004 results are approximately $19.1 million in non-cash charges related to the merger with GeneSoft Pharmaceuticals completed in February 2004, resulting in a non-GAAP net loss of ($0.61) per share. Pre-merger results included a net loss of ($28,455,000), or ($1.16) per basic and diluted share, on revenues of $7,319,000 for the nine months ended September 27, 2003. Non-cash charges for the 2003 nine-month period were $9.6 million. Cash used in operations for the nine months ended September 25, 2004 was $41.6 million.

FACTIVE Launch Update

The third quarter of 2004 was marked by the launch of once-daily FACTIVE for the treatment of acute bacterial exacerbations of chronic bronchitis (AECB) and mild to moderate community-acquired pneumonia (CAP). Management provided the following updates related to the launch and initial sales of FACTIVE:

•	Sales representatives: Completed hiring of the initial Oscient sales force prior to the September launch. All of the Company’s 100-plus sales representatives have pharmaceutical industry experience and more than two-thirds have prior anti-infective selling experience.

•	Sales force expansion: Accelerated plans to expand the Oscient sales force for FACTIVE. The expansion will increase the sales force to 250 representatives by early next year.

•	Managed markets: 91% of the insured population in target territories is covered for reimbursement of a prescription for FACTIVE tablets.

•	Pharmacy stocking: The Company estimates that of the 55,000 pharmacies across the U.S., approximately 22,000 pharmacies are located within our target territories for launch. As of today, the Company believes that more than 13,000 pharmacies have stocked or committed to stocking FACTIVE.

•	Revenues: Initial stocking orders from wholesalers during the third quarter totaled $3.5 million, of which $2.1 million was recorded as deferred product revenue.

•	Market penetration: Available post-launch data indicates that 3,540 prescriptions for FACTIVE tablets had been written by 881 physicians as of October 22, 2004. Additionally, the Company estimates that tens of thousands of patients have been treated with full courses of therapy with FACTIVE samples.

•	Geographic concentrations: Sales tracking data through October 22, 2004 indicate that 21% of all FACTIVE prescriptions were filled in Florida; with 15% in the Philadelphia area and 14% in New England.

Additionally, during the third quarter the Company made further progress in the clinical development program for FACTIVE and Ramoplanin. Highlights included:

•	Released data regarding FACTIVE clinical utility and research at the Annual Meeting of Infectious Diseases Society of America (IDSA) and at the 44th Annual Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC).

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•	Presented clinical efficacy data on FACTIVE tablets for treatment of acute bacterial sinusitis (ABS) at IDSA, showing that two Phase III clinical trials met primary end-points for treatment of ABS.

•	Released encouraging preliminary results from the Phase II trial of Ramoplanin for the treatment of Clostridium difficile-associated diarrhea (CDAD) at ICAAC. The Company is seeking a Special Protocol Assessment from the FDA for the CDAD Phase III program.

On November 8, 2004, we received a letter from Vicuron Pharmaceuticals Inc. indicating that they intend to seek to terminate the License and Supply Agreement between Vicuron and Oscient and reacquire rights to Ramoplanin. In their letter, Vicuron claims that it will have a right to terminate the agreement based on the fact that an NDA with respect to Ramoplanin is not expected to be filed with the FDA prior to the date originally specified in the agreement. We believe their letter contradicts an amendment to the agreement entered into in October of 2002 (filed as exhibit 10.64 to our Annual Report on Form 10-K filed with the SEC on March 31, 2003), and we will address this issue with Vicuron.

Among the milestones expected during the next 12-18 months:

•	Complete the expansion of the Oscient sales force to 250 by early 2005

•	Complete Phase III study of FACTIVE tablets for potential 5-day treatment of CAP

•	Commence clinical development of the FACTIVE intravenous formulation

•	Submit an NDA to the FDA for the acute bacterial sinusitis indication for FACTIVE

•	Secure co-promotion partnership to expand marketing efforts for FACTIVE

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient Pharmaceuticals is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients.

The Company has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated diarrhea (CDAD). The Company’s preclinical program includes an oral peptide deformylase (PDF) inhibitor series, under preclinical development for community-based respiratory tract infections.

Important Safety Information about FACTIVE Tablets

The most common (more than 2% incidence) side effects reported in FACTIVE clinical trials were: diarrhea (3.6%), rash (2.8%) and nausea (2.7%). In clinical trials, rash was reported in 2.8% of patients receiving gemifloxacin and was more commonly observed in patients less than 40 years of age, especially females. The incidence of rash increases with treatment longer than the maximum-labeled duration of 7 days.

Gemifloxacin is contraindicated in patients with a history of hypersensitivity to gemifloxacin, fluoroquinolone antibiotic agents, or any of the product components.

Patients receiving marketed fluoroquinolones have reported serious and occasionally fatal hypersensitivity and/or anaphylactic reactions, peripheral neuropathy, and tendon ruptures. These adverse events have not been reported by patients taking gemifloxacin. However, gemifloxacin should be discontinued immediately at the first sign of any of these events.

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Fluoroquinolones may prolong the QT interval in some patients. Gemifloxacin should be avoided in patients with a history of prolongation of the QTc interval, patients with uncorrected electrolyte disorders (hypokalemia or hypomagnesemia), and patients receiving Class IA or Class III antiarrhythmic agents.

The safety and effectiveness of gemifloxacin in children, adolescents (less than 18 years of age), pregnant women, and lactating women have not been established. For complete safety and efficacy information, please see the full prescribing information available at www.factive.com.

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. Our business is significantly dependent upon our ability to launch the commercial sale of FACTIVE® tablets, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE tablets. Even if we succeed in launching FACTIVE tablets, a number of factors could negatively affect the success of FACTIVE tablets, including lack of acceptance by physicians, patients and third party payors, unanticipated safety, efficacy, or other regulatory issues, problems relating to manufacturing or supply, inadequate distribution of our products by wholesalers, pharmacies, hospitals and other customers and competition from other products. It is also uncertain whether we will be able to expand the indications for which FACTIVE tablets are approved or obtain approval to sell our lead product candidate, Ramoplanin. Factors which may prevent or delay us in obtaining additional regulatory approvals of our products and product candidates include, negative, inconclusive or insufficient results in ongoing or future clinical trials, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates. We are also subject to the risk that our business and the business of GeneSoft Pharmaceuticals will not be integrated successfully and the significant costs related to the integration. Our business could also be negatively affected due to our inability or the inability of our alliance partners to successfully develop and commercialize products based on our discoveries. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statement are set forth in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 26, 2004 and in other filings that we may make with the Securities and Exchange Commission from time to time.

Conference Call & Webcast Information

A conference call will be held today at 9:00 AM ET with Steven Rauscher, President and CEO and other members of the management team. Participants can access the call by dialing 1-888-634-4009. International participants are asked to dial 1-706-634-2285. The call will also be available via webcast on the Company’s website at www.oscient.com. A replay will be available two hours after the conclusion of the call until November 16, 2004. Domestic participants can access the replay by dialing 1-800-642-1687, while international participants are asked to dial 1-706-645-9291. The conference ID number for the replay is 1986067. A replay of the webcast will also be available on the Company’s website.

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OSCIENT PHARMACEUTICALS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 25, 2004	Sept. 27, 2003	Sept. 25, 2004	Sept. 27, 2003
Revenues:
Product revenue	$1,381	$—	$1,381	$—
Biopharmaceutical	140	2,608	2,511	5,520
Genomics services	46	262	146	1,799

Total revenues	1,567	2,870	4,038	7,319

Costs and expenses:
Cost of product revenue	1,195	—	1,195	—
Cost of services	—	—	—	1,903
Research and development	7,439	6,488	18,800	17,541
Write-off of in-process technology	—	—	11,704	—
Restructuring charge	—	742	99	4,733
Convertible debt retirement expense	—	13	—	5,540
Stock-based compensation	1,876	111	4,322	338
Selling, general and administrative	14,238	1,459	27,129	5,125

Total costs and expenses	24,748	8,813	63,249	35,180

Loss from operations	(23,181)	(5,943)	(59,211)	(27,861)

Other income (expense):
Interest income	870	81	1,560	460
Interest expense	(2,019)	(24)	(3,560)	(996)
Gain (loss) on sale of fixed assets	87	74	222	(58)

Net other income (expense)	(1,063)	131	(1,778)	(594)

Net loss:	$(24,244)	$(5,812)	$(60,989)	$(28,455)

Basic/diluted net loss per common share	$(0.32)	$(0.22)	$(0.89)	$(1.16)

Basic/diluted weighted average common shares outstanding	74,661,879	25,956,357	68,626,874	24,581,226

SELECTED BALANCE SHEET DATA

(in thousands) (unaudited)

	September 25, 2004	December 31, 2003
Cash, cash equivalents, marketable securities and restricted investments	$205,767	$28,665
Total assets	356,918	40,516
Deferred revenue	2,076	458
Long-term obligations	188,863	292
Shareholders’ equity	143,082	29,940

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OSCIENT PHARMACEUTICALS CORPORATION

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 25, 2004	Sept. 27, 2003	Sept. 25, 2004	Sept. 27, 2003
Revenues:
Product revenue, net	$1,381	$—	$1,381	$—
Biopharmaceutical	140	2,608	2,511	5,520
Genomics services	46	262	146	1,799

Total revenues	1,567	2,870	4,038	7,319

Costs and expenses:
Cost of product revenue	425	—	425	—
Cost of services	—	—	—	1,903
Research and development	7,054	6,488	16,545	17,541
Restructuring charge	—	742	99	1,033
Selling, general and administrative	14,238	1,459	27,129	5,125

Total costs and expenses, excluding non-cash charges (1)	21,717	8,689	44,198	25,602
Significant non-cash charges:
Restructuring charge	—	—	—	3,700
Convertible debt retirement expense	—	13	—	5,540
Stock-based compensation	1,876	111	4,322	338
Write-off of in-process technology	—	—	11,704	—
Amortization of intangible assets	1,155	—	3,025	—

Total non-cash charges (1)	3,031	124	19,051	9,578
Total costs and expenses	24,748	8,813	63,249	35,180

Loss from operations	(23,181)	(5,943)	(59,211)	(27,861)

Other income (expense):
Interest income	870	81	1,560	460
Interest expense	(2,019)	(24)	(3,560)	(996)
Gain (loss) on sale of fixed assets	87	74	222	(58)

Net other income (expense)	(1,063)	131	(1,778)	(594)

Net loss:	$(24,244)	$(5,812)	$(60,989)	$(28,455)

Basic/diluted net loss per common share	$(0.32)	$(0.22)	$(0.89)	$(1.16)

Basic/diluted weighted average common shares outstanding	74,661,879	25,956,357	68,626,874	24,581,226

(1)	Represents a non-GAAP financial measure. The Company believes this provides a more consistent basis for comparison between the financial periods covered by this release and that it will be helpful to investors as they assess the financial status of the Company.

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